EX-10.2

ROADZEN INC.

111 Anza Boulevard

Burlingame, CA 94010

Attention: Rohan Malhotra
E-mail: rohan@roadzen.io

January 19, 2024

Via Email

Supurna VedBrat

Re: The investment (the “Investment”) by Supurna VedBrat (the “Holder” or the “Investor”) in Roadzen Inc.’s (the “Company’s”) 13.00% Convertible Notes due 2025 (the “Notes”), pursuant to that certain Securities Purchase Agreement of even date herewith by and between the Company and the Investor (the “Securities Purchase Agreement”). The Notes together with the Securities Purchase Agreement, are collectively referred to herein as the “Transaction Documents”.

Dear Ms. VedBrat:

This letter confirms the agreement (the "Agreement") by and between Investor and the Company, in consideration of the Investment.

Capitalized terms that are not defined herein will be defined as set forth in the Transaction Documents. Upon execution by all parties hereto, this Agreement will constitute a binding agreement between the parties hereto that may not be amended without such parties' written consent.

1.
Most Favored Nation. If the Company at any time sells or issues any debt, equity or convertible securities (collectively, “Subsequent Securities”) on terms that differ from the Transaction Documents, then the Company will provide Investor with written notice of such sale or issuance, including the terms of the Subsequent Securities (the “MFN Notice”), no later than thirty (30) days after the closing date thereof. In the event Investor, in its reasonable discretion, determines that any Subsequent Securities contain terms more favorable to the holder(s) thereof than the terms set forth in the Notes or the Securities Purchase Agreement, Investor may elect to exchange the Notes that it purchased pursuant to the Transaction Documents for such Subsequent Securities. The value of Investor’s investment in such Subsequent Securities shall be deemed to be equal to the principal amount of Investor’s investment in the Notes, plus all interest accrued but unpaid under the Notes from the date of Investor’s original investment in the Notes to the date of

Investor’s investment in the Subsequent Securities, less the value of the initial principal amount associated with any prior conversion(s) made by Investor. In such event, the Company agrees to enter into a side letter with the Investor relating to such Subsequent Securities, which side letter will have substantially the same terms as those set forth in this Agreement. In the event that Investor does not provide written notice of its election to purchase the Subsequent Securities hereunder within thirty (30) business days of receipt of the MFN Notice, Investor will be deemed to have waived its right to such election.
2.
Assignment. The rights provided in this Agreement may not be assigned or transferred by Investor without the Company's written consent. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or will confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
3.
Warrant Coverage. Within 90 days of Investor funding the Notes, the Company shall issue to the Investor warrants (the “Warrants”) to purchase that number of shares of the common stock of the Company (the “Warrant Shares”) equal in value as of December 15, 2023 to ten percent (10%) of the original principal balance of the Notes. The exercise price of the Warrants shall be eight dollars and fifty cents ($8.50) per Warrant Share. The Warrants shall expire five (5) years after issuance.
4.
Termination. This Agreement and the rights and obligations described herein will terminate and be of no further force or effect immediately before the earliest to occur of (a) the consummation of a merger or consolidation of the Company that is effected (i) for independent business reasons unrelated to extinguishing such rights; and (ii) for purposes other than (A) the reincorporation of the Company in a different state; or (B) the formation of a holding company that will be owned exclusively by the Company’s stockholders and will hold all of the outstanding shares of capital stock of the Company or its successor and (b) the expiration or earlier termination of the Notes.
5.
Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.hellosign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this letter agreement as of the date first above written.

Very truly yours, ROADZEN, INC.
By:_/s/ Rohan Malhotra Name: Rohan Malhotra Title: CEO
Agreed to and accepted:
By:_/s/ Supurna VedBrat Supurna VedBrat